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                                  EXHIBIT 99.1

                 REGISTRANT'S PRESS RELEASE DATED MARCH 18, 2002




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                                **PRESS RELEASE**


Contact:       M. Kaye Townsend
               102 South Court Street
               Florence, Alabama 35631
               (256) 718-4277


                  FIRST SOUTHERN BANCSHARES'S BANK SUBSIDIARY,
                              FIRST SOUTHERN BANK,
                    ENTERS INTO CONSENT ORDER WITH REGULATORS

        Florence, Alabama (March 18, 2002). First Southern Bancshares, Inc. (the "Company") (Nasdaq/NMS: FSTH) announced today that its bank subsidiary, First Southern Bank, has entered into a Consent Order (the "Order") with the Federal Deposit Insurance Corporation and the Alabama State Banking Department (collectively, the "Regulators"). The Order, dated March 15, 2002, becomes effective March 25, 2002 and will remain in effect until modified, terminated, suspended or set aside by the Regulators.

        The Order requires the Bank to address various operational deficiencies, including certain violations of law and regulations identified by the Regulators, within various time periods prescribed in the Order. Among other things, the Bank must address identified deficiencies with respect to management staffing and effectiveness, earnings, asset quality, capital adequacy, allowances for loan and lease losses, and internal policies, procedures and controls. The Order also prohibits the Bank from paying cash dividends to the Company without prior written consent from the Regulators.

        The Order outlines specific capital adequacy benchmarks that the Bank must satisfy. Within 60 days from the effective date of the Order, the Bank's Tier 1 capital must equal or exceed 5% of total assets. Within 120 days of the effective date of the Order and for as long as the Order remains in effect, the Bank's Tier 1 capital must equal or exceed 7% of total assets. At December 31, 2001, the Bank's Tier 1 capital was 3.66% of total assets. As previously reported, subsequent to December 31, 2001, the Company contributed $1 million of equity capital to the Bank with the proceeds of a loan from certain directors of the Company. With this capital infusion, the Bank's Tier 1 capital increased to 4.60% of total assets at January 31, 2002. The Order also requires the Bank, by March 31, 2002, to develop and adopt a plan to meet the FDIC's minimum risk-based capital requirements.

        The Order also imposes specific asset quality measures on the Bank. Among these is the requirement to reduce (by charge-off, collection or removal from adverse classification with the consent of the Regulators) the level of assets classified "substandard" and "doubtful" to not more than $20 million by August 31, 2002, to not more than $15 million by February 28, 2003, and to not more than $6 million by August 31, 2003.





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        The  issuance  of  the  Order  follows   previously   disclosed  written
assurances by the Bank to the Alabama State Banking Department in August 2001, which addressed many of the same matters contained in the Order. Although the Bank cannot assure its compliance with all of the requirements of the Order within the prescribed time frames, the Bank believes it has satisfied some of
the   requirements   and  continues  to  seek   compliance  with  the  remaining
requirements. The Order requires the Bank to submit periodic written reports to the Regulators detailing compliance with the terms of the Order. Violation of the Order may give rise to enforcement proceedings, including the imposition of civil money penalties against the Bank and/or its institution-affiliated parties or removal and prohibition orders against institution-affiliated parties.

        The Bank is headquartered in Florence, Alabama, and operates through its main/executive office in Florence and four other full-service offices located in Lauderdale and Colbert Counties in Northwest Alabama.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REQUIREMENTS OF THE ORDER; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.


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